Exhibit 5.4

[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

July 27, 2009

HD Supply, Inc.

  and the Guarantors Listed on Annex A Attached Hereto

  3100 Cumberland Boulevard

Suite 1480

Atlanta, Georgia 30339

Re:	The Guarantors (as identified and defined on Annex A Hereto)

Ladies and Gentlemen:

We have acted as special Delaware counsel to each of the Guarantors (as identified and defined on Annex A hereto), in connection with certain matters of Delaware law set forth below relating to (i) the offer to exchange the 12.0% Series Cash Pay Notes due 2014 (the “Senior Notes”) issued by HD Supply, Inc. (the “Issuer”), for an equal principal amount of the Issuer’s outstanding 12.0% Senior Cash Pay Notes due 2014, (ii) the offer to exchange the 13.5% Senior Subordinated Notes due 2015 (the “Subordinated Notes” and together with the Senior Notes, the “Notes”) issued by the Issuer, for an equal principal amount of the Issuer’s outstanding 13.5% Senior Subordinated Notes due 2015, and (iii) the Amendment No. 1 to Registration Statement No. 333-159809 on Form S-4 filed with the Securities and Exchange Commission on July 10, 2009 (the “Registration Statement”) by the Issuer for the purpose of registering the Notes under the Securities Act of 1933, as amended.

In rendering this opinion, we have examined and relied on copies of the following documents in the forms provided to us: the Registration Statement; the Indenture governing the Senior Notes dated as of August 30, 2007 among the Issuer, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by the Merger Supplemental Indenture dated as of August 30, 2007 between the Issuer and the Trustee, the Supplemental Indenture in respect of Subsidiary Guarantee (the “Senior Notes Supplemental Indenture”) dated as of August 30, 2007 among the Subsidiary Guarantors (as defined therein), the Issuer and the Trustee, and the Third Supplemental Indenture (the “Senior Notes Third Supplemental Indenture”) dated as of October 30, 2007 among the Issuer, the Subsidiary Guarantors (as defined therein) and the Trustee (such Indenture, as so supplemented, the “Senior Notes Indenture”); the Indenture governing the Subordinated Notes dated as of August 30, 2007 among the Issuer, the Subsidiary Guarantors (as defined therein) and the Trustee, as supplemented by the Merger Supplemental

HD Supply, Inc.

  and the Subsidiary Guarantors Listed on

  Annex A attached hereto

July 27, 2009

Indenture dated as of August 30, 2007 between the Issuer and the Trustee, the Supplemental Indenture in respect of Subsidiary Guarantee (the “Subordinated Notes Supplemental Indenture”) dated as of August 30, 2007 among the Subsidiary Guarantors (as defined therein), the Issuer, and the Trustee, and the Third Supplemental Indenture (the “Subordinated Notes Third Supplemental Indenture” and together with the Senior Notes Supplemental Indenture, the Senior Notes Third Supplemental Indenture and the Subordinated Notes Supplemental Indenture, the “Transaction Documents”) dated as of October 30, 2007 among the Issuer, the Subsidiary Guarantors (as defined therein) and the Trustee (such Indenture, as so supplemented, the “Subordinated Notes Indenture”); the Governing Documents (as identified and defined on Annex B hereto); the Original Governing Documents (as identified and defined on Annex C hereto); the Formation Certificates (as identified and defined on Annex D hereto); the Resolutions (as identified and defined on Annex E hereto); the Certificate of Conversion of HD Builder (as identified and defined on Annex A hereto) as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on December 21, 2007; and certifications of good standing for each of the Guarantors obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) except to the extent addressed in opinions 1 and 2 below, the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents examined by us under the laws of the jurisdiction of its respective formation or organization; (ii) except to the extent addressed in opinions 5 and 6 below, the due adoption, authorization, approval, execution and delivery of each of the above-referenced documents by each of the parties thereto; (iii) except to the extent addressed in opinion 10 below, that each of the above-referenced agreements constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each such party in accordance with its terms; (iv) the payment of consideration for limited liability company interests in each Guarantor (other than the Partnership) as provided in its respective Original LLC Agreement (as identified and defined on Annex C hereto) or LLC Agreement (as identified and defined on Annex B hereto), as applicable, and compliance with the other terms of its respective Original LLC Agreement or LLC Agreement, as applicable, in connection with the issuance of limited liability company interests and the admission of members; (v) the payment of consideration for partnership interests in the Partnership as and when due by all partners of the Partnership as provided in the Original Partnership Agreement (as identified and defined on Annex B hereto) or the Partnership Agreement (as identified and defined on Annex C hereto), as applicable, and compliance with the other terms of the Original Partnership Agreement or the Partnership Agreement, as applicable, in connection with the issuance of partnership interests and the admission of partners; (vi) that the activities of each Guarantor (other than the Partnership) has been and will be conducted in accordance with the terms of its respective Original LLC Agreement or LLC Agreement, as applicable, and the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Delaware LLC Act”); (vii) that the activities of the Partnership have been and

HD Supply, Inc.

  and the Subsidiary Guarantors Listed on

  Annex A attached hereto

July 27, 2009

will be conducted in accordance with the terms of the Original Partnership Agreement or the Partnership Agreement, as applicable, and the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101 et seq. (the “Delaware LP Act”); (viii) that no event or circumstance has occurred on or prior to the date hereof that would cause the dissolution of a Guarantor (other than the Partnership) under its respective Original LLC Agreement or LLC Agreement, as applicable, or Section 18-801 of the Delaware LLC Act; (ix) that no event or circumstance has occurred on or prior to the date hereof that would cause the dissolution of the Partnership under the Original Partnership Agreement or the Partnership Agreement, as applicable, or Section 17-801 of the Delaware LP Act; (x) none of the Guarantors owns any property in, or conducts any business or other activities in or regulated by, the State of Delaware other than activities incident to its formation and continued existence as a Delaware limited liability company or Delaware limited partnership, as applicable; (xi) that the Resolutions have been duly adopted, have not been amended, modified or revoked and are in full force and effect on the date hereof; (xii) that prior to its conversion to a Delaware limited liability company, HD Builder (as identified and defined on Annex A hereto) was a duly incorporated, validly existing corporation in good standing under the laws of the State of Delaware; and (xiii) that each of the documents examined by us is in full force and effect, sets forth the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. In addition, we express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the Notes. As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained. For purposes of our opinion set forth in paragraph 7 below, we refer only to requirements for any consent, approval, authorization or order of any governmental agency or body of the State of Delaware, that are of general application and, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents (and not to requirements of law that might be implicated by reason of the specific business activities of any of the above-referenced entities).

HD Supply, Inc.

  and the Subsidiary Guarantors Listed on

  Annex A attached hereto

July 27, 2009

Based upon and subject to the foregoing and to the further assumptions and qualifications set forth below, and limited in all respects to matters of Delaware law, it is our opinion that:

1.    Each of the Guarantors (other than the Partnership) is a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware.

2.    The Partnership is a duly formed and validly existing limited partnership in good standing under the laws of the State of Delaware.

3.    Each of the Guarantors (other than the Partnership) has requisite limited liability company power and authority under its respective LLC Agreement and the Delaware LLC Act to enter into the Transaction Documents and to perform its obligations thereunder.

4.    The Partnership has requisite limited partnership power and authority under the Partnership Agreement and the Delaware LP Act to enter into the Transaction Documents and to perform its obligations thereunder.

5.    The execution, delivery and performance by each of the Guarantors (other than the Partnership) of the Transaction Documents have been duly authorized by all requisite limited liability company action.

6.    The execution, delivery and performance by the Partnership of the Transaction Documents have been duly authorized by all requisite limited partnership action.

7.    No consent, approval, authorization or order of any governmental agency or body of the State of Delaware is required to be obtained or made by any Guarantor solely as a consequence of the execution and delivery by such Guarantor of the Transaction Documents, or the performance of its obligations under the Transaction Documents.

8.    The execution and delivery by each of the Guarantors (other than the Partnership) of the Transaction Documents and the performance by such Guarantor of its obligations thereunder will not violate (i) its respective Formation Certificate; (ii) its respective LLC Agreement or (iii) the Delaware LLC Act.

9.    The execution and delivery by the Partnership of the Transaction Documents and the performance by the Partnership of its obligations thereunder will not violate (i) the Partnership Certificate (as identified and defined on Annex D hereto); (ii) the Partnership Agreement or (iii) the Delaware LP Act.

10.    In the event that, notwithstanding the contrary provisions of the Transaction Documents that call for the application of the laws of the State of New York to the construction and interpretation of the Transaction Documents, the substantive laws of the State of Delaware were applied to the construction and interpretation of the Transaction Documents, under the substantive laws of the State of Delaware, each of the Transaction Documents would

HD Supply, Inc.

  and the Subsidiary Guarantors Listed on

  Annex A attached hereto

July 27, 2009

constitute a legal, valid and binding obligation of each of the Guarantors, enforceable against the such Guarantor in accordance with its terms.

The opinions expressed above are subject to and limited by (i) bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect, (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) considerations of public policy and (iv) standards of good faith, fair dealing, course of dealing, materiality and reasonableness that may be applied by a court to the exercise of rights and remedies and the possible unavailability of the remedy of specific performance or other equitable relief; provided, further, that the provisions of Section 1301(e) of each of the Senior Notes Indenture and the Subordinated Notes Indenture may be subject to the provisions of Section 3912 of Title 10 of the Delaware Code. In addition, we express no opinion with respect to the enforceability of (A) the Transaction Documents against or with respect to any person or entity who or which is not a party thereto; (B) any other document referenced in the Transaction Documents; and (C) any purported waiver or consent granted by any party pursuant to the Transaction Documents except to the extent such party may so waive or consent and has effectively so waived or consented in accordance with applicable law.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. We understand that Debevoise & Plimpton LLP wishes to rely as to certain matters of Delaware law on the opinion expressed herein in connection with the rendering of its opinion dated on or about the date hereof and we hereby consent to such reliance. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date of effectiveness of the Registration Statement for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Walter C. Tuthill

Walter C. Tuthill

ANNEX A

Guarantors

1.	HD Builder Solutions Group, LLC, a Delaware limited liability Company (“HD Builder”)

2.	HD Supply Distribution Services, LLC, a Delaware limited liability company (“HD Supply Distribution”)

3.	HD Supply Repair & Remodel, LLC, a Delaware limited liability company (“HD Supply Repair”)

4.	ProValue, LLC, a Delaware limited liability company (“ProValue”)

5.	Southwest Stainless, L.P., a Delaware limited partnership (the “Partnership”)

6.	Williams Bros. Lumber Company, LLC, a Delaware limited liability company (“Williams Bros”)

HD Builder, HD Supply Distribution, HD Supply Repair, ProValue, the Partnership and Williams Bros are collectively referred to as the “Guarantors” and each, individually, a “Guarantor”.

ANNEX B

Governing Documents

1.    the Limited Liability Company Agreement of HD Builder (as identified and defined on Annex A hereto) dated as of December 19, 2007 (the “HD Builder LLC Agreement”)

2.    the Amended and Restated Limited Liability Company Agreement of HD Supply Distribution (as identified and defined on Annex A hereto) dated as of January 29, 2007 (the “HD Supply Distribution LLC Agreement”)

3.    the Amended and Restated Limited Liability Company Agreement of HD Supply Repair (as identified and defined on Annex A hereto) dated as of January 29, 2007 (the “HD Supply Repair LLC Agreement”)

4.    the Limited Liability Company Agreement of ProValue (as identified and defined on Annex A hereto) dated as of June 14, 2004 (the “ProValue LLC Agreement”)

5.    the Amended and Restated Agreement of Limited Partnership of the Partnership (as identified and defined on Annex A hereto) dated as of December 31, 2004, as amended by the First Amendment thereto dated December 31, 2006 and the Second Amendment thereto dated August, 2007 (as so amended, the “Partnership Agreement”)

6.    the Amended and Restated Limited Liability Company Agreement of Williams Bros (as identified and defined on Annex A hereto) dated as of January 29, 2007 (the “Williams Bros LLC Agreement” and together with the HD Builder LLC Agreement, the HD Supply Distribution LLC Agreement, the HD Supply Repair LLC Agreement and the ProValue LLC Agreement, the “LLC Agreements” and each, individually, an “LLC Agreement”)

The LLC Agreements and the Partnership Agreement are collectively referred to as the “Governing Documents” and each, individually, a “Governing Document”.

ANNEX C

Original Governing Documents

1.    the Limited Liability Company Agreement of HD Supply Distribution (as identified and defined on Annex A hereto) dated as of June 9, 2005 (the “Original HD Supply Distribution LLC Agreement”)

2.    the Limited Liability Company Agreement of HD Supply Repair (as identified and defined on Annex A hereto) dated as of April 1, 2005 (the “Original HD Supply Repair LLC Agreement”)

3.    the Agreement of Limited Partnership of the Partnership (as identified and defined on Annex A hereto) dated as of May 6, 1996 (the “Original Partnership Agreement”)

4.    the Limited Liability Company Agreement of Williams Bros (as identified and defined on Annex A hereto) dated as of June 20, 2005 (the “Original Williams Bros LLC Agreement” and together with the Original HD Supply Distribution LLC Agreement and the Original HD Supply Repair LLC Agreement, the “Original LLC Agreements” and each, individually, an “Original LLC Agreement”)

The Original LLC Agreements and the Original Partnership Agreement are collectively referred to as the “Original Governing Documents” and each individually, an “Original Governing Document”.

ANNEX D

Formation Certificates

1.    the Certificate of Formation of HD Builder as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on December 21, 2007 (the “HD Builder Certificate”)

2.    the Certificate of Formation of HD Supply Distribution (then named Ironman Acquisition Sub, LLC) as filed in the State Office on May 17, 2005, as amended by the Certificate of Amendment thereof filed in the State Office on June 30, 2005, the Certificate of Amendment thereof filed in the State Office on July 24, 2006, the Certificate of Amendment thereof filed in the State Office on October 25, 2006 and the Certificate of Amendment thereof filed in the State Office on December 4, 2007 (as so amended, the “HD Supply Distribution Certificate”)

3.    the Certificate of Formation of HD Supply Repair (then named BoSox Acquisition Sub, LLC) as filed in the State Office on April 1, 2005, as amended by the Certificate of Amendment thereof filed in the State Office on June 30, 2005, the Certificate of Amendment thereof filed in the State Office on December 5, 2005, the Certificate of Amendment thereof filed in the State Office on July 24, 2006, the Certificate of Amendment thereof filed in the State Office on October 25, 2006 and the Certificate of Amendment thereof filed in the State Office on December 4, 2007 (as so amended, the “HD Supply Repair Certificate”)

4.    the Certificate of Formation of ProValue as filed in the State Office on June 14, 2004, as amended by the Certificate of Amendment to Certificate of Formation filed in the State Office on November 16, 2004 and the Certificate of Amendment thereof filed in the State Office on December 4, 2007 (as so amended, the “ProValue Certificate”)

5.    the Certificate of Limited Partnership of the Partnership (as identified and defined on Annex A hereto) as filed in the State Office on May 6, 1996, as amended by the Certificate of Amendment thereof filed in the State Office on April 28, 1997, the Certificate of Correction thereof filed in the State Office on May 9, 1997, the Amendment to the Certificate of Limited Partnership filed in the State Office on April 22, 1998, the Certificate of Merger filed in the State Office on December 29, 2004, the Amendment to the Certificate of Limited Partnership filed in the State Office on January 26, 2005, and the Amendment to the Certificate of Limited Partnership filed in the State Office on February 4, 2005; the Amended and Restated Certificate of Limited Partnership as filed in the State Office on August 29, 2007, as amended by the Amendment to the Certificate of Limited Partnership filed in the State Office on December 5, 2007 (as so amended, the “Partnership Certificate”)

6.    the Certificate of Formation of Williams Bros (then named Peach Acquisition Sub, LLC) as filed in the State Office on May 27, 2005, as amended by the Certificate of Amendment thereof filed in the State Office on June 30, 2005, the Certificate of Amendment thereof filed in the State Office on July 24, 2006 and the Certificate of

Amendment thereof filed in the State Office on December 4, 2007 (as so amended, the “Williams Bros Certificate” and together with the HD Builder Certificate, the HD Supply Distribution Certificate, the HD Supply Repair Certificate and the ProValue Certificate, the “LLC Certificates” and, each, individually an “LLC Certificate”)

The LLC Certificates and the Partnership Certificate are collectively referred to as the “Formation Certificates”, and each individually, a “Formation Certificate”.

ANNEX E

Resolutions

1.    the Action of the Board of Directors taken by Written Consent of HD Builder dated as of August 30, 2007 (the “HD Builder Resolutions”)

2.    the Action of the Sole Member and the Manager taken by Written Consent of HD Supply Distribution dated as of August 30, 2007 (the “HD Supply Distribution Resolutions”)

3.    the Action of the Sole Member and the Manager taken by Written Consent of HD Supply Repair dated as of August 30, 2007 (the “HD Supply Repair Resolutions”)

4.    the Action of the Sole Member and the Manager taken by Written Consent of ProValue dated as of August 30, 2007 (the “ProValue Resolutions”)

5.    the Action of the Partnership taken by Unanimous Written Consent of the Partnership dated as of August 30, 2007 (the “Partnership Resolutions”)

6.    the Action of the Sole Member and the Manager taken by Written Consent of Williams Bros dated as of August 30, 2007 (the “Williams Bros Resolutions”)

The HD Builder Resolutions, HD Supply Distribution Resolutions, HD Supply Repair Resolutions, the ProValue Resolutions, the Partnership Resolutions and the Williams Bros Resolutions are collectively referred to as the “Resolutions”.